                                                                   Exhibit 10.21

                       AMENDED, RESTATED AND CONSOLIDATED
                     MORTGAGE, SECURITY AGREEMENT, FINANCING
                       STATEMENT AND ASSIGNMENT OF LEASES,
                           RENTS AND SECURITY DEPOSITS

                                 by and between

                               731 OFFICE ONE LLC
                                   as Borrower

                      having an address for notice purposes
                              c/o Alexander's Inc.
                               888 Seventh Avenue
                            New York, New York 10019

                                       and

                      GERMAN AMERICAN CAPITAL CORPORATION,
                                    as Lender

                              having an address at
                                 60 Wall Street
                            New York, New York 10005

Street Address:    731 Lexington Avenue
                   New York, New York

County:            New York
Section:
Block:             1313
Lot:               1002 and 1003


                          Dated as of February 13, 2004

                       Prepared By, Record and Return to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522
                         Attention: Harvey R. Uris, Esq.

                                TABLE OF CONTENTS

                                                                           Page
RECITALS.............................................................        1
RESTATEMENT OF MORTGAGE..............................................        2
SECURED INDEBTEDNESS.................................................        3
GRANTING CLAUSES.....................................................        4
HABENDUM.............................................................        8
1.  DEFINITIONS......................................................        8
2.  WARRANTY.........................................................       10
3.  AFFIRMATIVE COVENANTS............................................       10
4.  NEGATIVE COVENANTS...............................................       12
5.  LICENSE TO COLLECT RENTS.........................................       13
6.  SECURITY AGREEMENT...............................................       13
7.  LEASE SUBORDINATION AND ATTORNMENT...............................       14
8.  PROTECTION OF SECURITY; COSTS AND EXPENSES.......................       16
9.  LENDER'S RIGHT TO PERFORM........................................       16
10.  REMEDIES........................................................       16
11.  APPLICATION OF PROCEEDS.........................................       22
12.  ASSIGNMENT OF CONDOMINIUM RIGHTS................................       23
13.  MISCELLANEOUS...................................................       24
14.  STATE LAW PROVISIONS............................................       27
EXHIBIT A-1..........................................................      A-1
EXHIBIT A-2..........................................................      A-2
SCHEDULE 1...........................................................      1-1
SCHEDULE 2...........................................................      2-1

                       AMENDED, RESTATED AND CONSOLIDATED
                     MORTGAGE, SECURITY AGREEMENT, FINANCING
                       STATEMENT AND ASSIGNMENT OF LEASES,
                           RENTS AND SECURITY DEPOSITS

            AMENDED, RESTATED AND CONSOLIDATED MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS, dated as of February 13, 2004 (together with all amendments and supplements, this SECURITY INSTRUMENT), is made by and between 731 OFFICE ONE LLC, a Delaware limited liability company (BORROWER), having an address for notice purposes c/o Alexander's Inc. at 888 Seventh Avenue, New York, New York 10019, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address for notice purposes at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, LENDER).

                                    RECITALS

            WHEREAS, Borrower is the owner of (i) the real property commonly known as Office Unit 1 of the Beacon Court Condominium located at 731 Lexington Avenue in the City of New York, County of New York and State of New York such ownership interest being comprised of a fee simple interest in the real property described in EXHIBIT A-1 attached hereto and made a part hereof (the CONDOMINIUM
UNIT), (ii) the real property commonly known as Office Unit 2 of the Beacon Court Condominium located at 731 Lexington Avenue in the City of New York, County of New York and State of New York such ownership interest being comprised of a fee simple interest in the real property referred to as "Office Unit 2" (as defined in the Condominium Documents) and described in EXHIBIT A-2 attached hereto and made a part hereof (the OFFICE UNIT 2 or UPPER OPTION SPACE, together with the Condominium Unit, collectively the COMMERCIAL UNITS) and (iii) title to the Improvements (as hereinafter defined);

            WHEREAS, Lender is the present owner and holder of the promissory note described on SCHEDULE 1 attached hereto and made a part hereof (the EXISTING NOTE), which Existing Note evidences an indebtedness of Borrower to Lender in the outstanding principal amount of $400,000,000;

            WHEREAS, the Existing Note is secured by the mortgage described on
SCHEDULE 2 attached hereto and made a part hereof (the EXISTING MORTGAGE), which Existing Mortgage constitutes a lien on the Property (as hereinafter defined) securing the outstanding principal sum of $400,000,000;

            WHEREAS, pursuant to that certain Loan and Security Agreement (the LOAN AGREEMENT), dated the date hereof, Lender has agreed to make a loan to Borrower in the maximum principal amount of $400,000,000, such loan to be comprised of the outstanding principal amount of the Existing Note;

            WHEREAS, in accordance with the terms and conditions of the Loan Agreement, Borrower and Lender are entering into an Amended, Restated and Consolidated Note, dated as of the date hereof (together with all extensions, renewals, modifications, consolidations, substitutions, exchanges replacements and restatements thereof, the NOTE) pursuant to which the terms and conditions of the Existing Note are being modified, amended, restated and consolidated in their entirety;

            WHEREAS, the Note shall constitute a single indebtedness (the LOAN) in the maximum principal amount of $400,000,000 (the PRINCIPAL AMOUNT) payable in accordance with the terms of the Note and the Loan Agreement;

            WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth to amend, modify and restate in their entirety the terms and provisions of the Existing Mortgage on the terms and conditions hereinafter set forth; and

            WHEREAS, Borrower and Lender intend these Recitals to be a material part of this Security Instrument.

                             RESTATEMENT OF MORTGAGE

            The Existing Mortgage and the lien thereof is hereby modified so that it shall constitute in law one mortgage, a single first priority lien, covering the Property and securing a portion of the indebtedness evidenced by the Note in the principal sum of $400,000,000, together with interest thereon as provided in the Note, and the terms, covenants, conditions and provisions of the Existing Mortgage, as so modified are hereby modified, amended, restated and consolidated in their entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Mortgage shall read and be as set forth in this Security Instrument and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Security Instrument.

            Borrower hereby certifies that this Security Instrument secures the same indebtedness evidenced by the Existing Note (as modified, amended, restated and increased by the Note) and secured by the Existing Mortgage (as modified pursuant the immediately preceding paragraph) and secures no further or other indebtedness or obligation. Neither this Security Instrument nor anything contained herein shall be construed as a substitution or novation of Borrower's indebtedness to Lender or of the Existing Mortgage, which shall remain in full force and effect as hereby confirmed, modified, restated and superseded.

            This Security Instrument is an extension and continuation of the existing indebtedness evidenced and secured by the Existing Note and the Existing Mortgage and as increased pursuant to the Note and secured hereby.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECURITY INSTRUMENT, THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED BY THIS SECURITY INSTRUMENT AT EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY BE SECURED HEREBY AT ANY TIME HEREAFTER IS $400,000,000.

            The Existing Mortgage, as modified, amended, restated and consolidated in its entirety pursuant to this Security Instrument, and the obligations of Borrower hereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the payment in full of the Indebtedness (as hereinafter defined).

                              SECURED INDEBTEDNESS

            NOW, THEREFORE, in consideration of the Loan to Borrower evidenced by the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees as follows:

            TO SECURE:

            (i) payment and performance of all covenants, conditions, liabilities and obligations of Borrower to Lender contained in the Loan Agreement and the other Loan Documents; and

            (ii) payment of the indebtedness evidenced by, the Note plus all interest and all fees, payable thereunder; and

            (iii) payment and performance of all covenants, conditions, liabilities and obligations contained in this Security Instrument and any extensions, renewals or modifications hereof; and

            (iv) payment and performance of all covenants, conditions, liabilities and obligations of Borrower contained in the Assignment of Leases, Rents and Security Deposits, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the ASSIGNMENT OF LEASES), between Borrower, as assignor, and Lender, as assignee; and

            (v) payment and performance of all covenants, conditions, liabilities and obligations of Borrower contained in each of the other Loan Documents (as defined below); and

            (vi) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by Lender pursuant to the Note, this Security Instrument, the Loan Agreement or such other Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Note (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i) through (v) above and this clause (vi), collectively, the INDEBTEDNESS); and

            (vii) payment of the Indebtedness together with the payment and performance of all other covenants, conditions, liabilities and obligations described and set forth in clauses (i) through (vi) above and in this clause (vii), collectively, the OBLIGATIONS.

                            GRANTING CLAUSES

            NOW, THEREFORE, THIS SECURITY INSTRUMENT WITNESSETH: that Borrower, in consideration of the premises, the Indebtedness evidenced by the Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned, and (b) by these presents does hereby irrevocably grant and create a first priority Lien (as defined below) on and security interest in, subject to the Permitted Encumbrances and the provisions hereof and of the other Loan Documents, and does hereby MORTGAGE, GRANT A SECURITY INTEREST IN AND PLEDGE to Lender and its successors and assigns forever, all Borrower's estate, right, title and interest now owned or hereafter acquired in, to and under any and all the property (collectively, the PROPERTY) described in the following Granting Clauses:

            (A) the Commercial Units;

            (B) all lands, estates, development rights and appurtenant interest now or hereafter acquired by Borrower for use in connection with the Commercial Units and the development of the Commercial Units, and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument;

            (C) all of Borrower's right, title and interest in and to the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Commercial Units (the IMPROVEMENTS);

            (D) all of Borrower's right, title and interest in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Commercial Units, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder; (ii) all air, light, lateral support, development, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Commercial Units and/or the Improvements; (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Commercial Units and/or the Improvements; and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Commercial Units and/or the Improvements (collectively, the APPURTENANCES);

            (E) all of Borrower's right, title and interest in and to the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever used in connection with the Commercial Units and/or the Improvements and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Commercial Units and/or the Improvements, or any part thereof, and used in connection with the use, ownership, management, maintenance, enjoyment or operation of the Commercial Units and/or the Improvements in any present or future occupancy or use thereof and now owned or leased (to the extent permitted by the applicable lease) or hereafter owned or leased by Borrower, including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment, boilers, dynamos, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, furnishings (other than equipment and personal property of tenants or invitees to the Commercial Units and/or the Improvements, or any part thereof) (collectively called BUILDING EQUIPMENT);

            (F) all of Borrower's right, title and interest as lessor or licensor, as the case may be, in, to and under any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest by Borrower, Manager, Guarantor or any of their Affiliates in, or right to use or occupy all or any portion of, any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into by Borrower, Manager, Guarantor or any of their Affiliates in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, including, without limitation, any cash and securities deposited thereunder (collectively, LEASES), the grant of such cash and securities hereunder being expressly subject to the provisions of the applicable Leases and all of Borrower's right, title and interest, subject to the provisions of Section 5, in the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases (collectively, RENTS), and all revenues, income, rents, issues and profits otherwise arising from the use or enjoyment of all or any portion of the Property;

            (G) subject to the provisions of Section 6.2 of the Loan Agreement, all of Borrower's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments hereafter made to

      Borrower for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Property, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Property, whether direct or consequential, which awards and payments are, subject to the provisions of Article VI of the Loan Agreement, hereby assigned to Lender, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Lender may determine in accordance with the provisions of this Security Instrument and the Loan Agreement without regard to the adequacy of Lender's security hereunder and notwithstanding the fact that the amount thereof may not then be due and payable, and toward the payment of reasonable counsel fees, costs and disbursements incurred by Lender in connection with the collection of such awards or payments; and Borrower hereby agrees, upon reasonable request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Lender, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than the Permitted Encumbrances (as defined in the Loan Agreement);

            (H) subject to the provisions of Section 6.2 of the Loan Agreement, all of Borrower's right, title and interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Borrower to the extent the same insure the Property and any other insurance policies obtained by Borrower required to be maintained pursuant to Section 6.1 of the Loan Agreement to the extent the same insure the Property, including, without limitation, liability insurance policies and Borrower's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of] the Property, or any part thereof, into cash or liquidated claims including, without limitation, proceeds of casualty insurance, title insurance or any other insurance maintained on or with respect to the Property (other than liability insurance);

            (I) all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and Appurtenances to, the Property, hereafter acquired by or released to Borrower or constructed, assembled or placed by Borrower on the Property, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, to the extent permitted by law, without any further mortgage, conveyance, assignment or other act by Borrower, all such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Security Instrument as fully and completely, and with the same effect, as though now owned by Borrower and specifically described herein;

            (J) all of Borrower's right, title and interest in, to and under, to the extent the same may be encumbered or assigned by Borrower pursuant to the terms thereof and to the extent permitted by applicable law, and without impairment of the validity or enforceability thereof, (i) the Condominium Declaration and the By-Laws (as defined in the Loan Agreement) and all contracts and agreements relating to the Property (other than the Leases), and other documents, books and records related to the ownership and operation of the Property; (ii) to the extent permitted by law all Licenses (including, to the extent permitted by law, any licenses held by Borrower permitting the sale of liquor at any of the Property the transfer and/or assignment of which is permitted by law without filing or other qualification), warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Property; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; (iv) all such other contracts and agreements (other than the Leases) from time to time executed by Borrower relating to the ownership, leasing, construction, maintenance, operation, occupancy or sale of the Property, together with all rights of Borrower to compel performance of the terms of such contracts and agreements; and (v) subject to the terms of the Loan Agreement, the Collateral Accounts (as defined in the Loan Agreement) and any funds in such Collateral Accounts from time to time (it being understood that at such time as Borrower shall withdraw any amounts from any Collateral Accounts in accordance with the provisions of the Loan Agreement, the same shall cease to constitute part of the Property);

            (K) to the extent the same may be encumbered or assigned by Borrower pursuant to the terms thereof and to the extent permitted by law, all of Borrower's right, title and interest in, to and under credit card receivables, escrows, documents, instruments, and general intangibles, as the foregoing terms are defined in the UCC (as hereinafter defined), in any case which now or hereafter relate to, are derived from, or are used in connection with the Property, and all contract rights, franchises, books, records, plans, specifications, Licenses, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Property or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the property described in the foregoing paragraphs (F), (G), (H), (I) and this paragraph (K), the INTANGIBLES); and

            (L) all of Borrower's right, title and interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof.

            UPON CONDITION that, if no Event of Default (as hereinafter defined) has occurred and is continuing, Borrower shall be permitted to possess and use the Property, and to use the rents, issues, profits, revenues and other income of the Property as provided in this Security Instrument, the Loan Agreement and the other Loan Documents (as hereinafter defined).

                                    HABENDUM

            TO HAVE AND TO HOLD THE PROPERTY hereby conveyed, or mentioned and intended so to be, whether now owned or held or hereafter acquired, subject only to the Permitted Encumbrances and the terms hereof, unto Lender, its successors and assigns, forever, upon the terms and conditions set forth herein and to secure the performance of, and compliance with, the obligations, covenants and conditions of this Security Instrument and the other Loan Documents all as herein set forth.

      1. DEFINITIONS. Wherever used in this Security Instrument, the following terms, and the singular and plural thereof, shall have the following meanings. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement:

            APPURTENANCES: Shall have the meaning provided in Granting Clause
(D).


            ASSIGNMENT OF LEASES: Shall have the meaning provided in the Recitals.


            BLOOMBERG SNDA: Shall mean that certain Subordination, Non-Disturbance, Attornment Estoppel and Lease Modification Agreement, dated as of the date hereof, by and between Lender, Borrower and Bloomberg.

            BORROWER: Shall have the meaning provided in the Introductory Paragraph.


            BUILDING EQUIPMENT: Shall have the meaning provided in Granting Clause (E).


            COMMERCIAL UNITS: Shall have the meaning provided in the Recitals.

            CONDOMINIUM UNIT: Shall have the meaning provided in the Recitals.


            CLOSING DATE: Shall mean the date of this Security Instrument.


            EVENTS OF DEFAULT: Shall mean the occurrence of an "Event of Default" pursuant to the Loan Agreement or a default, beyond applicable notice and cure periods, in any other Loan Document.

            IMPROVEMENTS: Shall have the meaning provided in Granting Clause
(C).


            INDEBTEDNESS: Shall have the meaning provided in Recitals.


            INTANGIBLES: Shall have the meaning provided in Granting Clause (K).


            LEASES: Shall have the meaning provided in Granting Clause (F).


            LENDER: Shall have the meaning provided in the Recitals.


            LICENSES: Shall mean all certifications, permits, licenses and approvals, including without limitation, liquor licenses, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property as a Class A office building as used, occupied and operated on the date hereof.

            LOAN: Shall have the meaning provided in the Recitals.


            LOAN AGREEMENT: Shall have the meaning provided in the Recitals.


            NOTE: Shall have the meaning provided in the Recitals.


            OFFICE UNIT 2: Shall have the meaning provided in the Condominium Documents.


            PRINCIPAL AMOUNT: Shall have the meaning provided in the Recitals.


            PROPERTY: Shall have the meaning provided in the recitals to the Granting Clause.


            RENTS: Shall have the meaning provided in Granting Clause (F).


            UPPER OPTION SPACE: Shall have the meaning provided in the Bloomberg Lease.


            The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Instrument shall refer to this Security Instrument as a whole and not to any particular provision of this Security Instrument, and section, schedule and exhibit references are to this Security Instrument unless otherwise specified. The words "includes" and "including" are not limiting and mean "including without limitation."

            In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto executed in writing by all of the parties thereto and, if Lender's consent was required for the original of any such document, consented to by Lender. All references in this Security Instrument to the plural of any document described herein shall mean all of such documents collectively.

            References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.

            The captions and headings of this Security Instrument are for convenience of reference only and shall not affect the construction of this Security Instrument.

            Borrower represents and warrants to, and covenants and agrees with, Lender as follows:

      2. WARRANTY.

            (a) TITLE. Borrower represents and warrants that Borrower owns good, and insurable fee simple title to the Commercial Units and good title to the balance of the Property, subject only to the Permitted Encumbrances. This Security Instrument, upon its due execution and proper recordation, is and will remain a valid and enforceable (and, with respect to all personalty as to which security interests are governed by Article 9 of the UCC (and the applicable definitions and cross referenced sections set forth in said Article), upon proper recordation and the filing of a financing statement and any necessary continuation statements required under the UCC) perfected first Lien on and security interest on Borrower's right, title and interest in and to Property subject to the Permitted Encumbrances.

            (b) ALL PROPERTY. The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned by Borrower or
(ii) used in the operation of the business located on the Property, other than items owned by any Manager or Bloomberg.

            (c) ENFORCEABILITY OF SECURITY INSTRUMENT. This Security Instrument is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding of equity or at law).

      3. AFFIRMATIVE COVENANTS.


            (a) PAYMENT OF OBLIGATIONS. Borrower shall promptly pay when due the principal of and interest on the Indebtedness and all other payment Obligations, all in lawful money of the United States of America in accordance with the Note, and shall further perform and in a timely manner all Obligations of Borrower. All sums payable by Borrower hereunder shall be paid without demand (unless otherwise provided hereunder or under the other Loan Documents), counterclaim (other than mandatory counterclaims), offset, deduction (except as required by law) or defense (other than the defense of payment). To the extent permitted by law, Borrower waives all rights now or hereafter conferred by statute or otherwise to any such demand (unless otherwise provided hereunder or under the other Loan Documents), counterclaim (other than mandatory counterclaims), setoff, deduction or defense (other than the defense of payment).

            (b) PERFORMANCE AND OBSERVANCE OF LOAN AGREEMENT COVENANTS. Borrower will duly perform, observe and comply with all of the affirmative and negative covenants, agreements and obligations to be performed, observed and complied with by Borrower, and all of the other terms and conditions applicable to Borrower, under the terms of the Loan Agreement and any other Loan Document, as if each such covenant, agreement, obligation, term and condition were expressly set forth herein in full. Without limiting the generality of the foregoing, Borrower will maintain the Property, pay Impositions and Other Charges, obtain, pay and maintain insurance, keep the Property free of Liens (other than Permitted Encumbrances), pay the utility charges for the Property, perform alterations and repairs in respect of the Property, cause the Property to comply with all Legal Requirements, fund the Collateral Accounts, each to the extent required by the Loan Agreement, restore the Property upon any casualty or Taking, and lease the Property as permitted by the Loan Agreement and the Bloomberg Lease (for so long as such lease is in effect) all in accordance with and subject to all of the applicable terms and conditions of this Security Instrument, the Loan Agreement and the other Loan Documents.

            (c) INSURANCE. Borrower shall, at its sole cost and expense, continuously keep and maintain insurance in respect of the Property and Borrower's operations thereat, of the type and in the form and with insurers, all to the extent provided in Section 6.1 of the Loan Agreement. All Proceeds to which Borrower may be entitled resulting from damage to or destruction of the Property or any part hereof by a casualty or a Taking shall be distributed and applied towards restoration of the Property or repayment of the Obligations in accordance with the provisions of Section 6.2 of the Loan Agreement.

            (d) MAINTENANCE OF VALIDITY AND RECORDING.


            (i) Borrower covenants that it will forthwith after the execution and delivery of this Security Instrument and thereafter as necessary from time to time cause this Security Instrument and the other Loan Documents and any continuation statement or similar instrument relating to any property subject thereto or to any property intended to be encumbered, granted, conveyed, transferred and assigned by this Security Instrument to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and to protect the validity thereof or the grant thereby of the property subject thereto and the interest and rights of Lender therein. Borrower covenants that it has paid or will pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all reasonable expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or state stamp taxes or other charges arising out of or in connection with the execution and delivery of such instruments.

            (ii) Borrower shall maintain the validity, perfection, priority and effectiveness of this Security Instrument and the other Loan Documents. Unless otherwise permitted in this Security Instrument and the other Loan Documents,

      Borrower will not take any action, will not permit action to be taken by others and will not omit to take any action, nor will Borrower give any notice, approval or consent or exercise, waive or modify any rights under or in respect of the Permitted Encumbrances, which action, omission, notice, approval, consent or exercise, waiver or modification of rights would release Borrower from, or reduce any of Borrower's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of, any of the Loan Documents, or would impair the validity of this Security Instrument or any of the other Loan Documents, or would affect the Property in any material adverse respect, without Lenders consent, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

            (iii) Borrower, at its expense, will execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time reasonably may request or as may be reasonably necessary or proper for the better assuring to Lender of the properties and rights now or hereafter subject to the Lien hereof or intended so to be.

      4. NEGATIVE COVENANTS. Borrower covenants and agrees that, without Lender's prior written consent, Borrower shall not:


            (a) incur, create or assume any Debt other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Agreement;

            (b) make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Security Instrument or any other Loan Document;

            (c) partition the Property;

            (d) commingle its assets with the assets of any of its Affiliates;

            (e) guarantee any obligations of any Person; or

            (f) Transfer any asset other than in the ordinary course of business except as permitted by the Loan Agreement .

      5. LICENSE TO COLLECT RENTS. Lender and Borrower hereby confirm that for so long as no Event of Default shall have occurred and is continuing, Lender has granted to Borrower a revocable license to collect and use the Rents as they become due and payable in accordance with the provisions of the Loan Agreement and the Assignment of Leases; provided that the existence of such right shall not operate to subordinate the Assignment of Leases to any subsequent assignment, in whole or in part by Borrower, and any such subsequent assignment shall be subject to Lender's rights under this Security Instrument. Borrower further agrees to execute and deliver such assignments of Leases and Rents as Lender may from time to time reasonably request in order to better assure, transfer and confirm to Lender the rights intended to be granted to

Lender with respect thereto. In accordance with the provisions of the Assignment of Leases, upon the occurrence and during the continuance of an Event of Default Borrower agrees that, subject to applicable laws, Lender may, but shall not be obligated to, assume the management of the Property, and collect the Rents, applying the same upon the Obligations. Borrower hereby authorizes and directs all tenants, purchasers or other persons occupying, utilizing or acquiring any interest in any part of the Property to pay all Rents to Lender upon Lender's request. In the event Lender actually receives such Rents after an Event of Default, any application of the Rents by Lender shall not constitute a misappropriation of the Rents by Borrower pursuant to Section 18.1 of the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, Lender shall have and hereby expressly reserves the right and privilege (but assumes no obligation), to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with this Security Instrument, the Assignment of Leases, and applicable law. The terms of this Section 5 are in all respects subject to the terms of Section 10(p) and Section 15(a) hereof.

      6. SECURITY AGREEMENT. This Security Instrument constitutes a financing statement and, to the extent required under UCC 9-402(6) because portions of the Property may constitute fixtures, this Security Instrument is to be filed in the office where a mortgage for the Commercial Units would be recorded. Lender also shall be entitled to proceed against all or portions of the Property in accordance with the rights and remedies available under UCC 9-501(d). For the purposes of this Security Instrument, Borrower is deemed to be the Debtor, and Lender is deemed to be the Secured Party, as those terms are defined and used in the UCC. Borrower agrees that the Indebtedness and Obligations secured by this Security Instrument are further secured by security interests in all of Borrower's right, title and interest in and to fixtures, equipment, and other personal property covered by the UCC, if any, which are used upon, in, or about the Commercial Units or the Improvements (or any part thereof) or which are used by Borrower or any other person in connection with the Property. Borrower grants to Lender a valid and effective first priority security interest (subject to any Permitted Encumbrances) in all of Borrower's right, title and interest in and to such personal property (but only to the extent permitted in the case of leased personal property), together with all replacements, additions, and proceeds. Except for Permitted Encumbrances, Borrower agrees that, without the written consent of Lender, no other security interest will be created under the provisions of the UCC and no lease will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Property except as otherwise permitted hereunder or in any other Loan Document. Borrower agrees that all property of every nature and description covered by the Lien and charge of this Security Instrument together with all such property and interests covered by this security interest are encumbered as a unit, and upon and during the continuance of an Event of Default by Borrower, all of the Property, at Lender's option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests shall not be construed to diminish or alter any of Lender's rights of priorities under this Security Instrument.

      7. LEASE SUBORDINATION AND ATTORNMENT.


            (a) LEASES TO BE SUBORDINATE. All Modified Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Security Instrument, the Loan Agreement and each of the other Loan Documents (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Security Instrument.

            (b) ATTORNMENT. Subject to the terms of the Bloomberg SNDA (which shall supercede any conflicting provisions of this Section), each Modified Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under the Loan Agreement or this Security Instrument, Bloomberg under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not: (1) be liable for any previous act or omission of Borrower under the Bloomberg Lease except to the extent that such act or omission first arises under the Bloomberg Lease from and after the date that Successor-Landlord (as such term is defined in the Bloomberg Lease) succeeds to the interest of Borrower; (2) be subject to any off-set, credit, defense or counterclaim which shall have theretofore accrued to Bloomberg against Borrower; (3) be bound by
(a) any modification of the Bloomberg Lease entered into without Lender's consent after Bloomberg has, subject to the terms of Section 6 of the Bloomberg SNDA, received written notice of Lender's existence, address and relation to Borrower, or (b) any previous prepayment of rent or additional rent for more than one (1) month which Bloomberg might have paid to Borrower other than as required by the terms of the Bloomberg Lease; (4) be bound by any obligation to make any payments to Bloomberg except to the extent that such obligation first arises under the Bloomberg Lease from and after the date that Successor-Landlord succeeds to the interest of Borrower; and (5) be bound by any obligation to perform any work or to make improvements to the Commercial Units, except for (i) repairs and maintenance pursuant to the provisions of Articles 4, 5 and 6 of the Bloomberg Lease, the need for which repairs and maintenance first arises after the date upon which Lender is entitled to possession of the Commercial Units,
(ii) repairs to the Commercial Units or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 of the Bloomberg Lease, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to Lender (with the understanding, however, that (I) nothing contained in this clause (ii) limits Bloomberg's rights to terminate the Bloomberg Lease after the occurrence of a fire or other casualty under Section 10.1(B) of the Bloomberg Lease, and (II) Lender shall have the right to avoid being so bound by Borrower's covenant to rebuild the Landlord Restoration Items (as such term is defined in the Bloomberg Lease) after the occurrence of a fire or other casualty (regardless of the availability of insurance proceeds therefor) only by giving notice to Bloomberg of the election of Lender not to so rebuild earlier than the later to occur of (X) the date that Lender is required to give the Casualty Statement (as such term is defined in the Bloomberg Lease) for such fire or other casualty to Bloomberg, and (Y) the thirtieth (30th) day after the date that Lender succeeds to the interest of Borrower under the Bloomberg Lease), and (iii) repairs to the Commercial Units as a result of a partial condemnation pursuant to Article 11 of the Bloomberg Lease, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to Lender (with the understanding that nothing contained in this clause (iii) shall limit Bloomberg's right to terminate the Bloomberg Lease after the occurrence of a complete or partial condemnation under Section 11.1 of the Bloomberg Lease). Bloomberg, upon the reasonable request by Lender or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

            (c) NON-DISTURBANCE AGREEMENTS. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by Bloomberg or any tenant in Office Unit 2, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, in form and substance substantially similar to the form attached to the Loan Agreement as EXHIBIT F (a NON-DISTURBANCE AGREEMENT) with such commercially reasonably changes as may be required by a tenant that are reasonably acceptable to Lender, with any tenant of Office Unit 2 with respect to any leases or with Bloomberg regarding a Modified Lease for which Lender's prior written consent is required by Section 8.8 of the Loan Agreement within ten (10) Business Days after written request therefor by Borrower, provided that, except with respect to leases of Office Unit 2, such request is accompanied by an Officer's Certificate stating that such Lease complies in all material respects with
Section 8.8 of the Loan Agreement. All reasonable third party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

      8. PROTECTION OF SECURITY; COSTS AND EXPENSES. Borrower shall appear in and defend any action or proceeding of which it has notice purporting to affect the security hereof or the rights or powers of Lender hereunder and shall pay all reasonable out of pocket costs and expenses actually incurred by Lender, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding, and in any suit brought by Lender to foreclose this Security Instrument or to enforce or establish any other rights or remedies of Lender hereunder upon the occurrence and during the continuance of an Event of Default. If an Event of Default occurs and is continuing under this Security Instrument or the Loan Agreement, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Security Instrument or which adversely affects Lender or Lender's interest in the Property or any part thereof, including, without limitation, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Property or involving Borrower's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Lender, upon reasonable notice to Borrower, may, but without obligation to do so and without releasing Borrower from any obligation hereunder, make such appearances, disburse such reasonable sums and take such action as Lender reasonably deems necessary or appropriate to protect Lender's interest in the Property, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Lender appears to be prior or superior hereto; provided, however, that the foregoing shall be subject to Borrower's rights to contest under Section 7.3 of the Loan Agreement and, provided no Event of Default shall have occurred and is then continuing, Lender shall not pay or discharge any lien, encumbrance or charge being contested by Borrower in accordance with Section 7.3 of the Loan Agreement.

      9. LENDER'S RIGHT TO PERFORM. Upon the occurrence and during the continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Lender may, without waiving or releasing Borrower from any Obligation or Default under this Security Instrument, but shall not be obligated to, at any time perform the Obligations giving rise to such Event of Default, and the cost thereof, with interest at the Default Rate from the date of payment by Lender to the date such amount is paid by Borrower, shall immediately be due from Borrower to Lender and the same shall be secured by this Security Instrument and shall be a Lien on the Property prior to any right, title to, interest in or claim upon the Property attaching subsequent to the Lien of this Security Instrument (subject to the provisions of Article VIII of the Loan Agreement). No payment or advance of money by Lender under this Section 9 shall be deemed or construed to cure Borrower's Event of Default or waive any right or remedy of Lender hereunder.

      10. REMEDIES. Subject in all respects to the terms of Section 10(p) hereof, upon the occurrence and during the continuation of an Event of Default hereunder or the Loan Agreement, Lender may take such actions against Borrower, subject to Section 12 hereof, and/or against the Property or any portion thereof as Lender reasonably determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below or as required under applicable law. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Lender's determination of appropriate action may be based on an appropriate real estate or other consultant and/or counsel, and Lender may rely conclusively on such advice, but no such advice shall be binding on Borrower or shall increase or in any way modify or affect Borrower's rights hereunder or at law. Borrower shall pay such reasonable consultants' fees and reasonable attorneys' fees and expenses incurred by Lender pursuant to this Section 10. Such actions may include, without limitation, the following:

            (a) ACCELERATION. Subject to any applicable provisions of the Note and the other Loan Documents, Lender may declare all or any portion of the unpaid principal balance under the Note, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

            (b) ENTRY. Subject to the provisions and restrictions of applicable law and of the Bloomberg Lease, Lender, personally, or by its agents or attorneys, at Lender's election, may enter into and upon all or any part of the Property (including, but not limited to, the Commercial Units and Improvements and any part thereof), and may exclude Borrower, its agents and servants therefrom (but such entry shall be subject to any Non-Disturbance Agreements then in effect and the rights of tenants); and Lender, having and holding the same, may use, operate, manage and control the Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Lender may, at the reasonable expense of the Property and/or Borrower, from time to time, either by purchase, repair or construction, maintain and restore the Property or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Lender may, at the expense of Borrower (which amounts may be disbursed by Lender from the Property on behalf of Borrower), except to the extent Bloomberg is required to cover such expense under the Bloomberg Lease, and, in any event, subject to the Bloomberg Lease, make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Property or any part thereof as it may seem advisable. Subject to the Bloomberg Lease, Lender or its designee shall also have the right to manage and operate the Property or any part thereof and to carry on the business thereof and exercise all rights and powers of Borrower with respect thereto, either in the name of Borrower or otherwise, as may seem to them to be advisable. In confirmation of the grant made in Granting Clause
(F) hereof, in the case of the occurrence and continuation of an Event of Default, Lender shall be entitled to collect and receive all Rents to be applied in the order of priorities and amounts as shall be provided for in Section 11 hereof. Lender shall be liable to account only for Rents and other proceeds actually received by Lender.

            (c) PHASE I ENVIRONMENTAL REPORT. Subject to the terms of Article 12 of the Loan Agreement, Lender may at its option obtain, in each instance, at Borrower's reasonable expense, a new phase I environmental report with respect to the Property, and such additional environmental studies as may be recommended in such phase I reports.

            (d) FORECLOSURE.

            (i) Lender, with or without entry, personally or by its agents or attorneys, insofar as applicable, and in addition to any and every other remedy, may (i) sell to the extent permitted by law and pursuant to the power of sale granted herein, all and singular, the Property, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such times and places as required or permitted by law and as are customary in the county in which the Property is located and upon such terms as Lender may fix and specify in the notice of sale to be given to Borrower (and on such other notice published or otherwise given as provided by law), or as may be required by law; (ii) institute proceedings for the complete or partial foreclosure of this Security Instrument under the provisions of the laws of the jurisdiction or jurisdictions in which the Property or any part thereof is located, or under any other applicable provision of law; or (iii) take all steps to protect and enforce the rights of Lender, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Security Instrument, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy), or otherwise, as Lender, being advised by counsel and its financial advisor, shall deem advisable to protect and enforce any of their rights or duties hereunder.

            (ii) Lender may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Property remaining unsold, but shall continue unimpaired until the entire Property shall have been sold.

            (iii) Upon taking title to the Commercial Units and the Improvements (whether by foreclosure, deed in lieu or otherwise) by Lender or any other purchaser or assignee of the Commercial Units and the Improvements after an Event of Default, Borrower shall assign and transfer all of its right, title and interest in and to all other portions of the Property to Lender.

            (e) SPECIFIC PERFORMANCE. Subject to Section 18.1 of the Loan Agreement, Lender, in its sole and absolute discretion, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

            (f) ENFORCEMENT OF NOTE. Subject to Section 18.1 of the Loan Agreement, and to the extent permitted under the provisions of applicable law, Lender may recover judgment on the Note (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Security Instrument.

            (g) SALE OF PROPERTY

            (i) Lender may postpone any sale of all or any part of the Property to be made under or by virtue of this Section 10 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

            (ii) Upon the completion of any sale made by Lender under or by virtue of this Section 10, Lender shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. Borrower shall, nevertheless, if so requested in writing by Lender, ratify and confirm any such sale or sales by executing and delivering to Lender or to such purchaser or purchasers all such instruments as may be advisable (which shall be subject to the limitations on recourse contained in Section 18 of the Loan Agreement), in the judgment of Lender, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 10 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Borrower in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against Borrower, its successors and assigns and any Person claiming through or under Borrower and its successors and assigns.

            (iii) The receipt of Lender for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Security Instrument, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

            (iv) Upon any sale made under or by virtue of this Section 10, Lender may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Note secured by this Security Instrument the net proceeds of sale, after deducting therefrom the expense of the sale and the costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument. The person making such sale shall accept such settlement without requiring the production of the Note or this Security Instrument, and there shall be deemed credited to the Indebtedness and Obligations under this Security Instrument the net proceeds of such sale. Lender, upon acquiring the Property or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

      (h) VOLUNTARY APPEARANCE; RECEIVERS. After the happening, and during the continuance of, any Event of Default hereunder or pursuant to the Loan Agreement, and promptly upon commencement of (i) any action, suit or other legal proceeding by Lender to obtain judgment for the principal and interest on the Note and any other sums required to be paid pursuant to this Security Instrument, or (ii) any action, suit or other legal proceeding by Lender of any other nature in aid of the enforcement of the Loan Documents or any of them, Borrower will (a) enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment, of one or more receivers of the Property and all of the Rents. After the happening and during the continuance of any Event of Default, or upon the filing of a bill in equity to foreclose this Security Instrument or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Lender, Lender shall be entitled, as a matter of right, if it shall so elect, without notice to any other party and without regard to the adequacy of the security of the Property, forthwith, either before or after declaring the principal and interest on the Note to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Lender is authorized to exercise by the provisions of this Section 10, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize. Notwithstanding the foregoing, after the occurrence, and during the continuance of, any Event of Default hereunder or pursuant to the Loan Agreement, Lender as a matter of right may appoint or secure the appointment of a receiver, trustee, liquidator or similar official of the Property or any portion thereof, and Borrower hereby irrevocably consents and agrees to such appointment, without notice to Borrower and without regard to the value of the Property or adequacy of the security for the Indebtedness and without regard to the solvency of the Borrower or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rents pursuant to this Security Instrument or the Assignment of Leases.

            (i) UCC REMEDIES. Lender may exercise any or all of the remedies granted to a secured party under the UCC, specifically including, without limitation, the right to recover the reasonable attorneys' fees and disbursements and other expenses incurred by Lender in the enforcement of this Security Instrument or in connection with Borrower's redemption of the Improvements or Building Equipment or Intangibles. Lender may exercise its rights under this Security Instrument independently of any other collateral or guaranty that Borrower may have granted or provided to Lender in order to secure payment and performance of the Obligations, and Lender shall be under no obligation or duty to foreclose or levy upon any other collateral given by Borrower to secure any Obligation or to proceed against any guarantor before enforcing its rights under this Security Instrument.

            (j) LEASES. Lender may, at its option, before any proceeding for the foreclosure (or partial foreclosure) or enforcement of this Security Instrument, treat any Lease which is subordinate by its terms to the Lien of this Security Instrument (and with respect to which Non-Disturbance Agreement exists and is in full force and effect without any default on the part of the Tenant thereunder or under the Lease relating thereto beyond the expiration of applicable notice and cure periods), as either subordinate or superior to the Lien of this Security Instrument.

            (k) OTHER RIGHTS. Lender may pursue against Borrower any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, subject to the provisions of
Section 18.1 of the Loan Agreement.

            (l) RETENTION OF POSSESSION. Notwithstanding the appointment of any receiver, liquidator or trustee of Borrower, or any of its property, or of the Property or any part thereof, Lender, to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Lender under this Security Instrument.

            (m) SUITS BY LENDER. All rights of action under this Security Instrument may be enforced by Lender without the possession of the Note and without the production thereof or this Security Instrument at any trial or other proceeding relative thereto, provided, however, Lender shall in any event be, and shall certify that it is, the current holder of the Note. Any such suit or proceeding instituted by Lender shall be brought in the name of Lender and any recovery of judgment shall be subject to the rights of Lender.

            (n) REMEDIES CUMULATIVE. Subject to Section 18.1 of the Loan Agreement, no remedy herein (or pursuant to the Loan Agreement or any Loan Document) conferred upon or reserved to Lender shall exclude any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Lender to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given to Lender by this Security Instrument or any other Loan Document may be exercised from time to time and as often as Lender may deem expedient. Nothing in this Security Instrument shall affect Borrower's obligations to pay the principal of, and interest on, the Note in the manner and at the time and place expressed in the Note.

            (o) WAIVER OF RIGHTS. Borrower agrees that, to the fullest extent permitted by law, it will not at any time, (1) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Security Instrument or any Loan Document, (2) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (3) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States or any State or otherwise to redeem the property and rights sold pursuant to such sale or sales or any part thereof. Borrower hereby expressly waives all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Borrower for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, any and all homestead rights and, any and all rights to reinstatement, any and all right to have the property comprising the Property marshaled upon any foreclosure of the Lien hereof.

            (p) REMEDIES AGAINST OFFICE UNIT 2. Notwithstanding any term set forth herein or in any of the other Loan Documents, (i) Lender covenants not to complete a foreclosure or exercise any remedies with respect to with respect to Office Unit 2 unless

Borrower has defaulted in any of its obligations under Section 15 hereof and/or
Section 13(h) (in a manner that relates to Office Unit 2) hereof (an OFFICE UNIT 2 DEFAULT) and (ii) subject to the terms of Section 15(a) hereof, prior to the occurrence and continuance of an Office Unit 2 Default, Borrower may collect and use all Rent payable with respect to Office Unit 2 without having to deposit (or causing to be deposited) any such Rent derived therefrom that is not attributable to the Bloomberg Lease into the Collection Account. Additionally, except with respect to (i) Borrower's strict compliance with the covenants imposed upon Borrower pursuant to the terms of Section 13(h) (in a manner that relates to Office Unit 2) and Section 15 hereof and (ii) Borrower's grant of the lien and security interest set forth herein to Lender in all its right, title and interest in and to the Property (including, without limitation, in and to Office Unit 2), Lender agrees that Borrower shall not be obligated to comply with any of the covenants imposed by the terms of the Loan Documents solely as such covenants relate to Office Unit 2 except that Borrower shall be required to comply with such covenants for any portion of Office Unit 2 that Borrower leases to Tenant pursuant to the terms of the Bloomberg Lease. Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, any reference to the Property in the representations that Borrower makes as of the date hereof shall be deemed to be a reference only to Office Unit 1 (except to the extent such representations relate to (i) Borrower's ownership interests in Office Unit 2 and/or (ii) Lender's liens and security interests in Office Unit
2).

      11. APPLICATION OF PROCEEDS.


            (a) SALE PROCEEDS. The proceeds of any sale or foreclosure of the Property or any portion thereof shall be applied to the following in the following order of priority: (i) the payment of the costs and expenses of the foreclosure proceedings with respect to such Property (including reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Security Instrument or any Loan Document, and reasonable receivers' and trustees' fees and commissions and fees and expenses incurred by Lender, together with interest at the Default Rate to the extent payable, (ii) payment of any other sums advanced by Lender (or any advancing agent on its behalf) in accordance with the terms hereof and not repaid to it by Borrower, together with interest at the Default Rate to the extent payable, (iii) payment of all sums due under the Note and the Loan Documents in such order and priority as Lender shall elect in its sole and absolute discretion; and (iv) payment of any remaining Obligations and
(v) any surplus to Borrower or other party legally entitled thereto.

            (b) OTHER PROCEEDS. All other proceeds or other amounts collected by Lender following an Event of Default shall be applied (1) first, to reimburse any reasonable expenses related to such collection, and (2) thereafter, as provided in Section 11(a) hereof.

      12. ASSIGNMENT OF CONDOMINIUM RIGHTS.

            (a) This Article constitutes a present, absolute, effective, irrevocable and completed assignment by Borrower to Lender of all of Borrower's right, title and interest in and to the Condominium Declaration and any and all rights, remedies and powers of Borrower thereunder, including, but not limited to the right to exercise any voting rights under the Condominium Declaration, the rights under Section 6.3.4 of the By-Laws and the right to appoint members of the board of trustees (collectively, the CONDOMINIUM RIGHTS); it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Subject to the terms of Section 12(c) hereof, Lender hereby assumes all of Borrower's right, title and interest in and to the Condominium Declaration and the rights to exercise the Condominium Rights. Nevertheless, subject to the terms of the Proxy, Lender grants to Borrower a revocable license to exercise the Condominium Rights, subject, however, to compliance with the provisions of this Security Instrument and the other Loan Documents.

            (b) During the continuance of an Event of Default, a casualty and/or condemnation, the license granted in Section 12(a) above shall, to the extent permitted by law, immediately cease and terminate, without waiver of such Event of Default, with or without notice, and without any action or proceeding or the intervention of a receiver appointed by a court, and Lender or an agent or receiver appointed by Lender may, to the extent permitted by law, without regard for the adequacy of the security for the Obligations, the commission of waste or the solvency of Borrower, without limiting any of the Lender's rights and remedies under any of the Loan Documents or otherwise available at law or in equity and subject to applicable statutory requirements, if any, immediately be entitled to exercise all of the Condominium Rights, whether or not Lender enters upon or takes control of the Property.

            (c) Until such time as Lender has taken actual possession and title of the Property, this Article shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in the Condominium Declaration, the By-Laws or otherwise impose any obligation upon Lender. From and after the date Lender has taken actual possession and title of the Property, any liability imposed upon Lender with respect to the Condominium Declaration shall be limited in all respects to its then current interest in the Property. Nothing in this Article shall be construed as constituting Lender a "mortgagee in possession" in the absence of the taking of actual possession and title of the Property by Lender or any of its agents.

            (d) In addition to any other rights Lender may be granted pursuant to this Article and notwithstanding anything to the contrary contained in this Article, Lender shall be a Permitted Mortgagee (as such term is defined in the Condominium Declaration) for all purposes under the Condominium Declaration and By-Laws and shall be entitled to exercise any and all rights granted therein to a Permitted Mortgagee.

            (e) Notwithstanding anything to the contrary contained herein, Borrower hereby grants to Lender an irrevocable proxy and power of attorney, coupled with an interest, to be used by Lender, in its sole and absolute discretion, in connection with any vote or solicitation of consents of the Unit Owners (as such term is defined in the Bloomberg Lease) for the purpose of resolving whether to proceed with the repair or restoration of the Building as provided in Section 6.3.4 of the By-Laws.

      13. MISCELLANEOUS.

            (A) CERTAIN WAIVERS. TO INDUCE LENDER TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE NOTE AND THIS SECURITY INSTRUMENT, AND FOR OTHER GOOD AND

VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH OF LENDER, BORROWER AND EACH SPE ENTITY EXPRESSLY AND IRREVOCABLY HEREBY, IN ADDITION TO AND NOT IN DEROGATION OF ALL OTHER WAIVERS CONTAINED IN THE NOTE, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS, WAIVE AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY LENDER, BORROWER OR ANY SPE ENTITY WHICH ACTION, PROCEEDING OR COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT.

            (b) NOTICES. Any notice, election, request, demand, report or statement which by any provision of this Security Instrument is required or permitted to be given or served hereunder shall be in writing and shall be given or served in the manner and to the Persons required by Section 19.6 of the Loan Agreement.

            (c) NO ORAL MODIFICATION. This Security Instrument may not be waived, altered, amended, modified, changed, discharged or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

            (d) PARTIAL INVALIDITY. In the event any one or more of the provisions contained in this Security Instrument shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

            (e) SUCCESSORS AND ASSIGNS. All covenants of Borrower contained in this Security Instrument are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so. All such covenants of Borrower shall run with the land and bind Borrower, the successors and assigns of Borrower (and each of them) and all subsequent owners, encumbrances and Tenants of the Property, and shall inure to the benefit of Lender, its successors and assigns.

            (f) GOVERNING LAW.


            (i) THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND

      THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE NOTE. THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            (ii) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO SECURITY INSTRUMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND LENDER WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CORPORATION SERVICE COMPANY
                  80 STATE STREET
                  ALBANY, NEW YORK  12207 2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS) , AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF

ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

            (g) NO WAIVER. No failure by Lender to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Security Instrument, which shall continue in full force and effect, or shall affect or alter the rights of Lender with respect to any other then existing or subsequent breach.

            (h) FURTHER ASSURANCES. Borrower, at its own expense, will execute, acknowledge and deliver all such reasonable further documents or instruments including, without limitation, (i) security agreements on any building equipment included or to be included in the Property, and (ii) such other documents as Lender from time to time may reasonably request to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender under this Security Instrument or the other Loan Documents. Borrower shall notify Lender in writing no less than thirty (30) days prior to a change of address.

            (i) COUNTERPARTS. This Security Instrument may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            (j) MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF LENDER. Any Person into which Lender may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Lender shall be a party, or any Person succeeding to all or substantially all the business of Lender, shall be the successor of Lender hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

            (k) NO ENDORSEMENT. Lender shall not become or be considered to be an endorser, co-maker or co-obligor on the Note or on any other Obligation of Borrower secured by this Security Instrument or otherwise.

            (l) NON-RECOURSE. Recourse with respect to any claims arising under or in connection with this Security Instrument shall be limited to the extent provided in Article XVIII of the Loan Agreement and the terms, covenants and conditions of Article XVIII of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Security Instrument.

            14. STATE LAW PROVISIONS


            Notwithstanding anything to the contrary elsewhere in this Security
Instrument:

            (a) MAXIMUM PRINCIPAL SUM. THE PARTIES HERETO INTEND THAT THIS SECURITY INSTRUMENT SHALL SECURE UNPAID

BALANCES OF THE INDEBTEDNESS SECURED HEREBY WHETHER INCURRED BY BORROWER AT THE DATE HEREOF OR AFTER THIS SECURITY INSTRUMENT IS DELIVERED FOR RECORDATION IN THE OFFICIAL RECORDS OF THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS WHICH IS OR UNDER ANY CONTINGENCY MAY BE SECURED AT THE DATE OF EXECUTION HEREOF OR AT ANY TIME THEREAFTER BY THIS SECURITY INSTRUMENT IS $400,000,000.

            (b) Trust Fund for Advances. That in compliance with Section 13 of the Lien Law of the State of New York, the Borrower will receive the advances secured by this Security Instrument and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the building(s) and other improvements located on the Property before using any part of the total of the same for any other purpose. Borrower will indemnify and hold Lender harmless against any loss, liability, cost or expense, including any judgments, attorneys' fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by the Borrower of Article 3-A of the New York Lien Law.

            (c) New York Real Property Law Article 4-A. If this Security Instrument shall be deemed to constitute a "mortgage investment" as defined by New York Real Property Law Section 125, then this Security Instrument shall and hereby does (i) confer upon the Lender the powers and (ii) impose upon the Lender the duties of trustees set forth in New York Real Property Law Section 126.

            (d) Statement in Accordance with Section 253.1a(a) of the New York Tax Law. This Security Instrument does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having separate cooking facilities.

            (e) Statement in Accordance with Section 274-a of the New York Real Property Law. The Lender shall, within fifteen (15) days after written request, provide the Borrower with the statement required by Section 274-a of the New York Real Property Law.

            (f) Section 291-f of New York Real Property Law. Lender shall have all of the rights set forth in Section 291-f of the Real Property Law of New York. For purposes of Section 291-f of the New York Real Property Law, all existing tenants and every tenant or subtenant who after the recording of this Security Instrument, enters into a Lease upon the premises of any of the Property or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Property is hereby notified that Borrower shall not, without obtaining Lender's prior consent in each instance, cancel, abridge or otherwise modify any Leases or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Security Instrument of five (5) years or more, except as expressly permitted under the Loan Agreement and the Bloomberg SNDA, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Security Instrument or receiving Lender's prior consent shall be voidable by Lender at its option.

            (g) Sections 254, 271, 272 and 291-f of New York Real Property Law. All covenants of the Borrower herein contained shall be construed, to the extent not inconsistent with the terms of this Security Instrument, as affording to Lender rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 291-f of the Real Property Law of New York.

            (h) Real Property Law. Sections 3(c) hereof and Article VI of the Loan Agreement shall be construed according to subdivision 4 of Section 254 of the New York Real Property Law as amended by Chapter 886 of the Laws of 1945 but not as amended by Chapter 830 of the Laws of 1965 or as otherwise thereafter amended.

            (i) RPAPL. If an Event of Default shall occur and be continuing, Lender may elect to sell (and, in the case of any default of any purchaser, resell) the Property or any part thereof by exercise of the power of foreclosure or of sale granted to Lender by Articles 13 or 14 of the New York Real Property Actions and Proceedings Law (the RPAPL). In such case, Lender may commence a civil action to foreclose this Security Instrument pursuant to Article 13 of the RPAPL, or it may proceed and sell the Property pursuant to Article 14 of the RPAPL to satisfy the Note and all other amounts secured hereby.

      15. UPPER OPTION SPACE RESTRICTIONS AND AGREEMENTS

            (a) Lease of Option Space to Bloomberg. Notwithstanding anything to the contrary set forth herein, including, without limitation, the terms of
Section 10(p) hereof, if Borrower leases any Upper Option Space to Bloomberg under the Bloomberg Lease, (i) all rents, issue and profits received by Borrower from Bloomberg with respect to such Upper Option space shall constitute Rent hereunder and shall be deposited directly into the Collection Account to be applied in accordance with the terms of the Loan Documents and (ii) Borrower shall cause the Condominium Documents to be amended to transfer such space from Office Unit 2 to the Condominium Unit in a manner reasonably satisfactory to Lender.

            (b) Conditions Precedent to Transfer of Upper Option Space: Borrower agrees that it may not Transfer (other than leasing in strict accordance with the terms of Section 15(c) hereof) all or any portion of its interest in the Upper Option Space until Lender delivers to Borrower an instrument in recordable form releasing the lien of this Security Instrument with respect to the Upper Option Space (or if applicable, a partial lien release with respect to a release of the portion of the Upper Option Space subject to the Transfer). Lender will deliver any such release within ten (10) Business Days after the occurrence of a Release Event with respect to the Upper Option Space (or portion thereof subject to the Transfer). A RELEASE EVENT shall mean the occurrence of the following:
(i) (x) Borrower (together with Bloomberg) shall enter into a severance agreement with respect to the Bloomberg Lease in a manner reasonably satisfactory to Lender to exclude the Upper Option Space (or the applicable portion thereof subject to the Transfer with respect to which Bloomberg has exercised its option) and a separate and distinct lease for such space that is not cross-defaulted nor cross-collateralized with the Bloomberg Lease shall be entered into between Bloomberg, as lessee and a separate bankruptcy remote single purpose entity (which may be an Affiliate of Borrower), as lessor (and in connection with which a separate condominium unit comprising such space is conveyed to such separate entity) or (y) Bloomberg forever waives or relinquishes in writing (a copy of which must be delivered to Lender) its right to lease the applicable Upper Option Space (or portion thereof subject to the Transfer) pursuant to the Bloomberg Lease, (ii) Borrower provides at least thirty (30) days prior written notice of such Transfer to Lender and (iii) Borrower complies with the terms of
Section 15(e) hereof and takes (or causes to be taken) all other actions reasonably requested by Lender in connection with the foregoing, including without limitation, obtaining and delivering to Lender evidence reasonably satisfactory to Lender confirming Lender's lien on the remaining portions of the Property, and executes and delivers to Lender any and all modifications or confirmatory amendments to the Loan Documents reasonably required by Lender to effectuate the terms of this Section (all at Borrower's sole cost and expense).

            (c) Lease of Upper Option Space to Parties other than Bloomberg:
Without in any way limiting the terms of Section 15(b) hereof, Borrower agrees that if Bloomberg shall at any time (ie. after the initial leasing in accordance with the terms of Article 36 of the Bloomberg Lease) have the right pursuant to the terms of the Bloomberg Lease to lease all or any portion of the Upper Option Space that has not been released pursuant to a Release Event in accordance with the terms of Section 15(b) hereof (the APPLICABLE SPACE) (i) to provide written notice thereof to Lender and (ii) prior to the earlier of (x) the date Bloomberg waives or relinquishes in writing its right forever to lease such space (a copy of which must be delivered to Lender by Borrower) in accordance with the terms of Article 36 of the Bloomberg Lease or (y) the time period available to Bloomberg to exercise such rights has lapsed in accordance with the terms of
Article 36 of the Bloomberg Lease, Borrower may not lease any portion of such space to any other person (the occurrence of any event in foregoing clause (x) or (y), an OPTION TERMINATION EVENT). At least ten (10) days prior to leasing any Applicable Space to a party other than Bloomberg, Borrower must first deliver a certificate (the CERTIFICATE) to Lender confirming (i) that Bloomberg has been given written notice of its right to lease such space (a copy of which shall be attached to the Certificate) to the extent Bloomberg is entitled thereto under the Bloomberg Lease and (ii) that an Option Termination Event has occurred (together with reasonable back-up documentation evidencing or describing the Option Termination Event). Notwithstanding the applicability of this Section 15(c), Borrower agrees that in no event shall any Transfer (except leasing in strict accordance with the terms of this Section) of any Upper Option Space occur until Lender delivers a lien release with respect to such Option Space in accordance with the terms of Section 15(b) hereof.

            (d) Lender's Ability to Cure Defaults: Lender shall have the right, but not the obligation, to cure any default in the obligations of Borrower to Bloomberg with respect to all or any portion of the Upper Option Space and has not been released pursuant to a Release Event in accordance with the terms of
Section 15(b) hereof. Borrower hereby irrevocably constitutes and appoints Lender as its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to such Upper Option Space, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for in this Section 15(d) and/or Section 10(p) herein and to accomplish the purposes of this Section 15(d) and/or Section 10(p) herein. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of any default by Borrower with respect to any such Upper Option Space, Lender may perform or cause performance of any such agreement, and Borrower agrees that any expenses of Lender incurred in connection therewith shall be paid by Borrower.

            (e) Section 15 Costs and Expenses: All reasonable costs and expenses incurred to effectuate any of the terms of this Section 15 shall be promptly paid by Borrower (and in advance if requested by Lender), including, without limitation, Lender's reasonable costs and expenses (including reasonable attorney's fees and disbursements).

                         [NO FURTHER TEXT ON THIS PAGE]

            IN WITNESS WHEREOF, this Security Instrument has been duly executed by Borrower and Lender on the date first hereinabove written.

                              BORROWER:

                              731 OFFICE ONE LLC, a Delaware limited liability company

                              By:   731 OFFICE ONE HOLDING LLC, a Delaware
                              limited liability company, its sole member

                                 By: ALEXANDER'S INC., a Delaware corporation, its sole member


                                 By:   /s/ Brian Kurtz
                                       ------------------------------
                                             Name:   Brian Kurtz
                                             Title:  Assistant Secretary



                              LENDER:

                              GERMAN AMERICAN CAPITAL CORPORATION,
                              a Maryland corporation

                              By:   /s/ Christopher Tognola
                                    ------------------------------
                                    Name: Christopher Tognola
                                    Title: Vice President

                              By:   /s/ Thomas R. Traynor
                                    ------------------------------------
                                    Name: Thomas R. Traynor
                                    Title: Authorized Signatory



                               Mortgage Execution

 STATE OF NEW YORK.     )
                        ) ss.
COUNTY OF NEW YORK      )

            On June __, 2004 before me, the undersigned, a notary public in and for said state, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

            -------------------------------------
            Notary Public

[Notary Seal]                 My commission expires:

STATE OF NEW YORK.      )
                        ) ss.
COUNTY OF NEW YORK      )

            On June __, 2004 before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

            -------------------------------------
            Notary Public

[Notary Seal]                 My commission expires:

STATE OF NEW YORK.      )
                        ) ss.
COUNTY OF NEW YORK      )

            On the ____ day of ___________ in the year 2004 before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

            -------------------------------------
            Notary Public

[Notary Seal]            My commission expires:

                                    EXHIBIT A

                                 (Office Unit 1)

The Condominium Unit (the "Unit") in the premises known as Beacon Court Condominium and by the street number by the street number 151 East 58th Street, Borough of Manhattan, City, County and State of New York, said Unit being designated and described as "Office Unit 1" in the declaration (the "Declaration") establishing a plan for condominium ownership of said premises under Article 9-B of the Real Property Law of the State of New York (the "Condominium Act"), dated December 4, 2003, and recorded in the New York County office of the Register of The City of New York (the "City Register's Office") on February 3, 2004, in CRFN No. 2004000064392, and also designated as Tax Lot 1002 in Block 1313 of Section 5 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of said building, certified by Peter Claman, Registered Architect, on January 29, 2004, and filed in the Real Property Assessment Department of the City of New York on January 30, 2004 as Condominium Plan No. 1350 also filed in the City Register's Office on February 3, 2004 in CRFN No. 2004000064393. All capitalized terms herein which are not separately defined herein will have the meanings given to those terms in the Declaration or in the by-laws of Beacon Court Condominium. (Said by-laws, as the same may be amended from time to time, are hereinafter referred to as the "By-Laws.")

      TOGETHER with an undivided 49.0559% percentage interest in the General Common Elements (as such term is defined in the Declaration);

      TOGETHER with the appurtenances and all the estate and rights in and to the Unit;

      TOGETHER with, and subject to, the rights, obligations, easements, restrictions and other provisions set forth in the Declaration and the By-Laws, all of which constitute covenants running with the Land and will bind any person having at any time any interest or estate in (any of) the Unit, as though recited and stipulated at length herein;

The premises within which the Unit is located is more particularly described as:

ALL that certain plot, piece or parcel of land, situate, lying and being in the borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East 59th Street and the westerly side of Third Avenue;

RUNNING THENCE southerly, along the westerly side of Third Avenue, 200'-10" to the northerly side of East 58th Street;

THENCE westerly, along the northerly side of East 58th Street 420' to the easterly side of Lexington Avenue;

THENCE northerly along the easterly side of Lexington Avenue, 200'-10" to the southerly side of East 59th Street;

THENCE easterly, along the southerly side of East 59th Street, 420' to the point or place of BEGINNING.

TOGETHER with the benefits and SUBJECT to the burdens of the easements set forth in the deed made by Seven Thirty One Limited Partnership to 59th Street Corporation dated as of 8/1/2001 and recorded 8/8/2001 in Reel 3339 Page 1100.

                                   EXHIBIT A-2

                                ((Office Unit 2)

The Condominium Unit (the "Unit") in the premises known as Beacon Court Condominium and by the street number by the street number 151 East 58th Street, Borough of Manhattan, City, County and State of New York, said Unit being designated and described as "Office Unit 2" in the declaration (the "Declaration") establishing a plan for condominium ownership of said premises under Article 9-B of the Real Property Law of the State of New York (the "Condominium Act"), dated December 4, 2003, and recorded in the New York County office of the Register of The City of New York (the "City Register's Office") on February 3, 2004, in CRFN No. 2004000064392, and also designated as Tax Lot 1003 in Block 1313 of Section 5 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of said building, certified by Peter Claman, Registered Architect, on January 29, 2004, and filed in the Real Property Assessment Department of the City of New York on January 30, 2004 as Condominium Plan No. 1350 also filed in the City Register's Office on February 3, 2004 in CRFN No. 2004000064393. All capitalized terms herein which are not separately defined herein will have the meanings given to those terms in the Declaration or in the by-laws of Beacon Court Condominium. (Said by-laws, as the same may be amended from time to time, are hereinafter referred to as the "By-Laws.")

TOGETHER with an undivided 14.0095% percentage interest in the General Common Elements (as such term is defined in the Declaration);

TOGETHER with the appurtenances and all the estate and rights in and to the Unit;

TOGETHER with, and subject to, the rights, obligations, easements, restrictions and other provisions set forth in the Declaration and the By-Laws, all of which constitute covenants running with the Land and will bind any person having at any time any interest or estate in (any of) the Unit, as though recited and stipulated at length herein;

The premises within which the Unit is located is more particularly described as:

ALL that certain plot, piece or parcel of land, situate, lying and being in the borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East 59th Street and the westerly side of Third Avenue;

RUNNING THENCE southerly, along the westerly side of Third Avenue, 200'-10" to the northerly side of East 58th Street;

THENCE westerly, along the northerly side of East 58th Street 420' to the easterly side of Lexington Avenue;

THENCE northerly along the easterly side of Lexington Avenue, 200'-10" to the southerly side of East 59th Street;

THENCE easterly, along the southerly side of East 59th Street, 420' to the point or place of BEGINNING.

TOGETHER with the benefits and SUBJECT to the burdens of the easements set forth in the deed made by Seven Thirty One Limited Partnership to 59th Street Corporation dated as of 8/1/2001 and recorded 8/8/2001 in Reel 3339 Page 1100.

                                   SCHEDULE 1

                                 EXISTING NOTES

1. Consolidated, Amended and Restated Supplemental Loan Note (No. 3) in the original principal amount of $22,940,962, dated January 28, 2004, by 731 Commercial LLC and 731 Residential LLC in favor of Hypo Real Estate Capital Corporation.

2. Consolidated, Amended and Restated Project Loan Note (No. 3) in the original principal amount of $15,587,546, dated January 28, 2004, by 731 Commercial LLC and 731 Residential LLC in favor of Hypo Real Estate Capital Corporation.

3. Substitute Subordinate Building Loan Note in the original principal amount of $125,000,000, dated February __, 2004, by 731 Commercial LLC and 731 Residential LLC in favor of Hypo Real Estate Capital Corporation.

4. Substitute Mortgage Note C (No. 3) in the original principal amount of $236,471,492, dated January 28, 2004, by 731 Commercial LLC and 731 Residential LLC in favor of Hypo Real Estate Capital Corporation.


                                  Schedule 1-1

                                   SCHEDULE 2

                                MORTGAGE SCHEDULE

      1. Mortgage, Assignment of Leases and Security Agreement made by Seven Thirty One Limited Partnership and Alexander's Department Stores of Lexington Avenue, Inc. to First Fidelity Bank (NA) in the amount of $30,000,000.00, dated as of 3/15/1995 and recorded on 3/20/1995 in Reel
      2192 Page 1291, which mortgage was modified by virtue of a Mortgage Modification and Extension Agreement made between Seven Thirty One Limited Partnership and Alexander's Department Stores of Lexington Avenue, Inc. and First Union National Bank (formerly known as Fidelity Bank, N.A.) dated as of 3/15/1998 and recorded on 2/16/1999 in Reel 2819 Page 1988; which Mortgage was modified and severed by that certain Note and Mortgage Modification and Severance Agreement made between Alexander's of Fordham Road Inc., Alexander's of Third Avenue Inc., Alexander's Rego Park Center, Inc. Alexander's of Rego Park II, Inc., Alexander's of Rego Park III, Inc., Seven Thirty One Limited Partnership, Alexander's Department Stores of Lexington Avenue, Inc., Alexander's of Brooklyn, Inc., Alexander's Department Stores of New Jersey Inc. and First Union National Bank (formerly known as Fidelity Bank, National Association) dated as of 6/18/1998 and recorded on 9/10/1998 in Reel 2703 Page 1797, which Agreement severed Mortgage No. 1 into two separate liens as follows:

            Substitute Note A in the amount of $10,000,000.00, which was secured by a Mortgage on premises in Kings County only (does not affect premises insured herein) and

            Substitute Note B in the area of $20,000,000.00, secured by Mortgage No. 1 above, and which Mortgage was modified by virtue of Mortgage Modification and Extension Agreement made by Alexander's of Fordham Road Inc., Alexander's Inc., Alexander's of Third Avenue Inc., Alexander's Rego Park Center, Inc. Alexander's of Rego Park II, Inc., Alexander's of Rego Park III, Inc., Seven Thirty One Limited Partnership, Alexander's Department Stores of Lexington Avenue, Inc., Alexander's of Brooklyn, Inc., Alexander's Department Stores of New Jersey Inc. and First Union National Bank (formerly known as Fidelity Bank, National Association) dated as of 3/29/1999 and recorded on 4/20/1999 in Reel 2859 Page 174, and which Mortgage was further modified by virtue of a Mortgage Modification and Extension Agreement made between Alexander's of Fordham Road Inc., Alexander's Inc., Alexander's of Third Avenue Inc., Alexander's of Rego Park II, Inc., Alexander's of Rego Park III, Inc., Seven Thirty One Limited Partnership, Alexander's Department Stores of Lexington Avenue, Inc., Alexander's Department Stores of New Jersey Inc. and First Union National Bank (formerly known as Fidelity Bank, National Association) dated as of 4/14/2000 and recorded on 4/3/2001 in Reel 3265 Page 1882, and which Mortgage was further modified by a Mortgage Modification and Extension Agreement made between Alexander's Inc., Alexander's of Third Avenue Inc., Alexander's of Rego Park II, Inc., Alexander's of Rego Park III,

                                  Schedule 2-1

      Inc., Seven Thirty One Limited Partnership, Alexander's Department Stores of Lexington Avenue, Inc., Alexander's Department Stores of New Jersey Inc. and First Union National Bank (formerly known as Fidelity Bank, National Association) dated as of 4/27/2001 and recorded on 5/21/2001 in Reel 3291 Page 1269, and which Mortgage was further modified by a Mortgage Modification and Extension Agreement made between Alexander's Inc., Alexander's of Third Avenue Inc., Alexander's of Rego Park II, Inc., Alexander's of Rego Park III, Inc., Seven Thirty One Limited Partnership, Alexander's Department Stores of Lexington Avenue, Inc., 59th Street Corporation and First Union National Bank (formerly known as Fidelity Bank, National Association) dated as of 3/15/2002 and recorded on 6/24/2002 in Reel 3545 Page 2045, which Mortgage was assigned by Assignment of Mortgage made by Wachovia Bank, National Association (f/k/a First Union National Bank, f/k/a as Fidelity Bank, National Association) to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as Agent, dated 6/24/2002 and recorded on 9/25/2002 in Reel 3617 Page 2001.

      2. Mortgage made by Seven Thirty One Limited Partnership and Alexander's Department Stores of Lexington Avenue, Inc. to Vornado Lending Corp. in the amount of $45,000,000.00, dated as of 3/15/1995 and recorded on 3/20/1995 in Reel 2193 Page 966, which Mortgage was modified by Mortgage Modification and Extension Agreement made between Seven Thirty One Limited Partnership and Alexander's Department Stores of Lexington Avenue, Inc. and Vornado Lending LLC (formerly known as Vornado Lending Corp.), dated as of 3/15/1998 and recorded on 2/16/1999 in Reel 2819 Page 1998, and which Mortgage was further modified by a Second Mortgage Modification and Extension Agreement made between Seven Thirty One Limited Partnership and Alexander's Department Stores of Lexington Avenue, Inc. and Vornado Lending LLC (formerly known as Vornado Lending Corp.), dated as of 3/29/1999 and recorded on 4/20/1999 in Reel 2859 Page 251, and which Mortgage was further modified by a Third Mortgage Modification and Extension Agreement made between Seven Thirty One Limited Partnership and Alexander's Department Stores of Lexington Avenue, Inc. and Vornado Lending LLC (formerly known as Vornado Lending Corp.), dated as of 3/15/2000 and recorded on 1/11/2001 in Reel 3220 Page 2176, and which Mortgage was assigned by Assignment of Mortgage made by Vornado Lending LLC (formerly known as Vornado Lending Corp.),to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as Agent, dated 6/24/2002 and recorded on 9/25/2002 in Reel 3617 Page 2007.

      3. Gap Mortgage made by 731 Commercial LLC and 731 Residential LLC to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as Agent, in the sum of $500,000.00 dated 7/3/2002 and recorded on 9/25/2002 in Reel 3617 Page
      2013, which Mortgage was consolidated with Mortgages 1 and 2 to form a single lien of $55,500,000.00 by virtue of a Consolidated, Amended and Restated Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement (Series No. 1) made by 731 Commercial LLC and 731 Residential


                                  Schedule 2-2

      LLC to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as Agent, dated 7/3/2002 and recorded on 9/25/2002 in Reel 3617 Page 2024.

      4. Mortgage made by 731 Commercial LLC and 731 Residential LLC to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as Agent, in the amount of $159,500,000.00 dated as of 3/5/2003 and recorded on 5/1/2003 under CRFN 2003000112521, which Mortgage was consolidated with Mortgages 1, 2 and 3 above to form a single lien of $215,000,000.00 by virtue of a Consolidated, Amended and Restated Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement made by 731 Commercial LLC and 731 Residential LLC and Bayerische Hypo-Und Vereinsbank, AG, New York Branch as Agent, dated as of 3/5/2003 and recorded on 5/1/2003 under CRFN 20030001132522, which Mortgage was severed by Note and Mortgage Modification and Severance Agreement dated February __, 2004 made by and between 731 Commercial LLC, 731 Residential LLC and Hypo Real Estate Capital Corporation and being tendered for recording with said Register's Office, which severs and splits said Mortgage into 2 liens as follows:

      $90,000,000.00, which does not affect the premises herein and

      $125,000,000.00 affecting the premises herein as evidenced by that certain Substitute Subordinate Building Loan Mortgage dated as of February __, 2004 by and between 731 Commercial LLC and 731 Residential LLC and Hypo Real Estate Capital Corporation, and being tendered for recording with said Register's Office, which was assigned by Assignment of Substitute Subordinate Building Loan Mortgage dated February __, 2004, from Hypo Real Estate Capital Corporation to German American Capital Corporation, and being tendered for recording with said Register's Office.

      5. Substitute Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 1) made by 731 Commercial LLC and 731 Residential LLC to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as lender (Hypo #1) in the amount of $2,265,962.00, dated as of 11/26/2003 and being tendered for recording with the Office of the City Register, New York County, which Mortgage was created by the Note and Mortgage Modification and Severance Agreement (No. 1) dated as of 11/26/2003 and being tendered for recording with said Register's Office, which Mortgage was assigned by virtue of an Assignment of Mortgage made by Bayerische Hypo-Und Vereinsbank, AG, New York Branch as lender (Hypo #1) to Bayerische Hypo-Und Vereinsbank, AG, New York Branch as agent for itself and other co-lenders, dated as of 11/26/2003 and being tendered for recording with said Register's Office, which Mortgage was modified by an Amended and Restated Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 1) made between 731 Commercial LLC and 731 Residential LLC and Bayerische Hypo-Und Vereinsbank, AG, New York Branch as agent for itself and other co-lenders, dated as of 11/26/2003 and being tendered for recording with said Register's


                                  Schedule 2-3

      Office, and which Mortgage was assigned by a certain Assignment of Mortgage made by Bayerische Hypo-Und Vereinsbank, AG, New York Branch as agent to Hypo Real Estate Capital Corporation, dated as of 12/4/2003 and being tendered for recording with said Register's Office.

      6. Substitute Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 2) made by 731 Commercial LLC and 731 Residential LLC to Hypo Real Estate Capital Corporation, as agent, in the amount of $9,375,000.00 dated as of 12/29/2003 and being tendered for recording with said Register's Office which Mortgage was created by the Note and Mortgage Modification and Severance Agreement (No. 2) dated as of 12/29/2003 and being tendered for recording with said Register's Office, which Mortgage was consolidated with Mortgage 5 above to form a single lien of $11,640,962.00 by virtue of a Consolidated, Amended and Restated Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 2) made between 731 Commercial LLC and 731 Residential LLC and Hypo Real Estate Capital Corporation, as agent, dated as of 12/29/2003 and being tendered for recording with said Register's Office.

      7. Substitute Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 3) made by 731 Commercial LLC and 731 Residential LLC to Hypo Real Estate Capital Corporation, as agent, in the amount of $11,300,000.00 dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage was created by the Note and Mortgage Modification and Severance Agreement (No. 3) dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage was consolidated with Mortgages 5 and 6 to form a single lien of $22,940,962.00 by virtue of Consolidated, Amended and Restated Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 3) made by 731 Commercial LLC and 731 Residential LLC and Hypo Real Estate Capital Corporation, as agent, dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage was assigned by virtue of an Assignment of Consolidated, Amended and Restated Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 3) made by Hypo Real Estate Capital Corporation, as agent, to German American Capital Corporation dated as of February __, 2004 and to be recorded in the Office of the City Register, New York County.

      8. Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement made by 731 Commercial LLC and 731 Residential LLC to Bayerische Hypo-Und Vereinsbank, AG, New York Branch, in the amount of $10,000,000.00 dated as of 3/5/2003 and recorded on 5/1/2003 under CRFN 2003000112524.

      9. Substitute Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 1) made by 731 Commercial LLC and 731 Residential

                                  Schedule 2-4

      LLC to Bayerische Hypo-Und Vereinsbank, AG, New York Branch, in the amount of $702,546.00 dated as of 11/26/2003 and being tendered for recording with said Register's Office which Mortgage was created by the Note and Mortgage Modification and Severance Agreement (No. 1) dated as of 11/26/2003 and being tendered for recording with said Register's Office, which Mortgage was assigned by virtue of an Assignment of Mortgage made by Bayerische Hypo-Und Vereinsbank, AG, New York Branch, to Bayerische Hypo-Und Vereinsbank, AG, New York Branch, as agent, dated as of 11/26/2003 and being tendered for recording with said Register's Office, which Mortgage was consolidated with Mortgage 8 above to form a single lien of $10,702,546.00, which Mortgage was assigned by virtue of an Consolidated, Amended and Restated Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement made between 731 Commercial LLC and 731 Residential LLC and Bayerische Hypo-Und Vereinsbank, AG, New York Branch, as agent, dated as of 11/26/2003 and being tendered for recording with said Register's Office, which Mortgages were assigned by virtue of an Assignment of Mortgage made by Bayerische Hypo-Und Vereinsbank, AG, New York Branch, as agent, to Hypo Real Estate Capital Corporation, dated as of 12/4/2003 and being tendered for recording with said Register's Office.

      10. Substitute Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 2) made by 731 Commercial LLC and 731 Residential LLC to Hypo Real Estate Capital Corporation, in the amount of $3,555,000.00, dated as of 12/29/2003 and being tendered for recording with said Register's Office, which Mortgage was created by the Note and Mortgage Modification and Severance Agreement (No. 2) dated as of 12/29/2003 and being tendered for recording with said Register's Office, which Mortgage was assigned by virtue of an Assignment of Mortgage made by Hypo Real Estate Capital Corporation to Hypo Real Estate Capital Corporation, as agent, dated as of 12/29/2003 and being tendered for recording with said Register's Office, which Mortgage was consolidated with Mortgages 8 and 9 above to form a single lien of $14,257,546.00 by virtue of a Consolidated, Amended and Restated Supplemental Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 2) made between 731 Commercial LLC and 731 Residential LLC and Hypo Real Estate Capital Corporation, as agent, dated as of 12/29/2003 and being tendered for recording with said Register's Office.

      11. Substitute Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No. 3) made by 731 Commercial LLC and 731 Residential LLC to Hypo Real Estate Capital Corporation, in the amount of $1,330,000.00 dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage was created by the Note and Mortgage Modification and Severance Agreement (No. 3) dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage was assigned by virtue of an Assignment of Mortgage made by Hypo Real Estate Capital Corporation to Hypo Real Estate Capital Corporation, as agent, dated as of 12/29/2003 and being


                                  Schedule 2-5
      tendered for recording with said Register's Office, which Mortgage was consolidated with Mortgages 8, 9 and 10 to form a single lien of $15,587,546.00 by virtue of a Consolidated, Amended and Restated Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement (No.
      3) made between 731 Commercial LLC and 731 Residential LLC and Hypo Real Estate Capital Corporation, as agent, dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage is being assigned by Assignment of Consolidated, Amended and Restated Project Loan Mortgage dated February __, 2004 from Hypo Real Estate Capital Corporation, as agent, to German American Capital Corporation, and being tendered for recording with said Register's Office.

      12. Substitute Mortgage, Assignment of Leases and Rents and Security Agreement C (No. 3) made by 731 Commercial LLC and 731 Residential LLC to Hypo Real Estate Capital Corporation, in the amount of $236,471,492.00 dated as of 1/28/2004 and being tendered for recording with said Register's Office, which Mortgage was assigned by virtue of an Assignment of Mortgage made by Hypo Real Estate Capital Corporation, to German American Capital Corporation dated as of February __, 2004 and being tendered for recording in said Register's Office, which Mortgage was consolidated with Mortgages 1 through 11 to form a single lien of $400,000,000.00 by Amended, Restated and Consolidate Mortgage, Security Agreement, Financing Statement and Assignment of Leases, Rents and Security Deposits dated February __, 2004 made by 731 Office One LLC and German American Capital Corporation and being tendered for recording with said Register's Office.

                                  Schedule 2-6